Exhibit 99.1
Blue Nile Announces First Quarter 2008 Financial Results
Reports First Quarter Net Sales of $70.5 Million
Earnings per Diluted Share Total $0.16
Repurchases $41.7 Million of Stock, or 6.2% of Outstanding Shares
SEATTLE, May 6, 2008 — Blue Nile, Inc. (Nasdaq: NILE) today reported financial results for its first quarter ended March 30, 2008.
The Company posted net sales of $70.5 million, up from $67.9 million in the first quarter of 2007. Operating income for the quarter totaled $3.0 million. Net income totaled $2.6 million, or $0.16 per diluted share.
Net cash provided by operating activities totaled $29.4 million for the trailing twelve month period ended March 30, 2008. Non-GAAP adjusted free cash flow was $24.2 million for the trailing twelve month period ended March 30, 2008.
“We are pleased to have delivered financial results that exceeded our expectations, particularly in light of the weak consumer environment in the U.S.,” said Diane Irvine, Chief Executive Officer. “In this uncertain environment, we are keenly focused on enhancing the Blue Nile customer experience and vigorously managing our costs. We will invest prudently in our business and execute our unique business model to build long-term value for our shareholders.”
Irvine concluded, “Our international business continued its rapid growth during the quarter, and we are extremely pleased with the early results of our recent launches into 25 new countries. Customers around the world are embracing the Blue Nile value proposition in increasing numbers.”
During the quarter, the Company repurchased 990,700 shares of its common stock for $41.7 million.
In a separate release today, the Company announced the appointment of Marc Stolzman as Chief Financial Officer. Stolzman will join the Company on June 9, 2008.
Selected Financial Highlights
•	Gross profit for the quarter grew 5.1% to $13.9 million, from $13.2 million for the first quarter of 2007. Gross profit as a percentage of sales increased to 19.8%, compared to 19.5% for the first quarter of 2007.

•	Selling, general and administrative expenses for the quarter were $10.9 million, compared to $9.6 million in the first quarter of 2007. Selling, general and administrative expenses include stock-based compensation expense of $1.7 million, compared to $1.2 million in the first quarter of the prior year.

•	Non-GAAP adjusted EBITDA was $5.2 million for the quarter.

•	Net income per diluted share for the quarter includes stock-based compensation expense of $0.07,

compared to $0.05 for the first quarter of 2007.

•	International sales totaled $5.7 million in the quarter, an increase of 124% over the first quarter of 2007.

•	The Company’s cash and cash equivalents totaled $42.7 million at March 30, 2008.

•	Capital expenditures in the first quarter totaled $0.5 million, compared to $0.2 million in the first quarter of 2007.
Financial Guidance
The following forward-looking statements reflect Blue Nile’s expectations as of May 6, 2008. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the second quarter 2008 (Quarter Ending June 29, 2008):
•	Net sales growth is expected to be in the range of 0 to 5%.

•	Net income is expected to be in a range of $0.15 to $0.18 per diluted share. The estimated net income per diluted share includes the estimated impact of stock compensation expense of approximately $0.08 per diluted share, compared to $0.05 per diluted share in the second quarter of 2007.

•	The effective tax rate for the quarter is expected to be approximately 35%.
Expectations for fiscal year 2008 (Year Ending January 4, 2009):
•	Our goal is to grow net sales by at least 10% for the year and to grow non-GAAP adjusted EBITDA by at least 10%.

•	Our net income per diluted share goal for 2008 is to achieve a GAAP EPS level that approximates 2007.

•	Stock compensation expense for the year is estimated at approximately $0.30 per diluted share, an incremental impact of $0.08 per diluted share compared to 2007.

•	The effective tax rate for the year is expected to be approximately 35%.

•	Capital expenditures are expected to be approximately $2.5 million.
Blue Nile reports fiscal results on a 52/53-week format. The Company’s fiscal 2008 reporting period includes 53 weeks, with the additional week falling into the fourth quarter.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial performance, estimated stock-based compensation expense, anticipated effective tax rate, anticipated capital expenditures and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, our limited operating history, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 30, 2007. Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, which we expect to file with the Securities and Exchange Commission on or before May 9, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
The Company will host a conference call to discuss its first quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry.
A reconciliation of non-GAAP adjusted EBITDA is as follows (in thousands):

	Quarter Ended	Quarter Ended
	March 30, 2008	April 1, 2007
Net income	$2,571	$3,163

Income tax expense	1,381	1,698

Other income, net	(926)	(1,176)

Depreciation and amortization	412	391

Stock-based compensation	1,749	1,274

Adjusted EBITDA	$5,187	$5,350

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Twelve Months Ended	Twelve Months Ended
	March 30, 2008	April 1, 2007
Net cash provided by operating activities	$29,376	$33,727

Purchases of fixed assets, including internal- use software and website development	(5,219)	(1,493)

Non-GAAP free cash flow	$24,157	$32,234

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.
Contact:
Blue Nile, Inc.
Eileen Askew, (Investors) 206.336.6745
eileena@bluenile.com
or
Liz Powell, (Media) 206.336.6755
liz@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 30,	December 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$42,726	$122,793
Trade accounts receivable	1,334	2,452
Other accounts receivable	582	1,124
Inventories	19,486	20,906
Deferred income taxes	468	799
Prepaids and other current assets	856	1,072

Total current assets	65,452	149,146
Property and equipment, net	7,676	7,601
Intangible assets, net	278	286
Deferred income taxes	4,030	3,489
Other assets	64	64

Total assets	$77,500	$160,586

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,166	$85,866
Accrued liabilities	5,051	9,549
Current portion of long-term financing obligation	39	38
Current portion of deferred rent	223	238

Total current liabilities	49,479	95,691

Long-term financing obligation, less current portion	870	880
Deferred rent, less current portion	521	538

Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	136,340	134,207
Deferred compensation	—	(3)
Accumulated other comprehensive income	185	75
Retained earnings	27,140	24,569
Treasury stock	(137,055)	(95,391)

Total stockholders’ equity	26,630	63,477

Total liabilities and stockholders’ equity	$77,500	$160,586

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Quarter Ended
	March 30,	April 1,
	2008	2007
Net sales	$70,460	$67,910
Cost of sales	56,536	54,661

Gross profit	13,924	13,249

Selling, general and administrative expenses	10,898	9,564

Operating income	3,026	3,685

Other income, net:
Interest income, net	835	973
Other income	91	203

Total other income, net	926	1,176

Income before income taxes	3,952	4,861
Income tax expense	1,381	1,698

Net income	$2,571	$3,163

Basic net income per share	$0.16	$0.20

Diluted net income per share	$0.16	$0.19

Shares used for computation:
Basic	15,601	15,874
Diluted	16,275	16,545

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(in thousands)

	Year to Date Ended
	March 30,	April 1,
	2008	2007
Operating activities:
Net income	$2,571	$3,163
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	412	391
Loss on disposal of property and equipment	17	—
Stock-based compensation	1,780	1,304
Deferred income taxes	(210)	(459)
Tax benefit from exercise of stock options	76	704
Excess tax benefit from exercise of stock options	(9)	(48)
Changes in assets and liabilities:
Receivables	1,660	396
Inventories	1,420	(876)
Prepaid expenses and other assets	225	201
Accounts payable	(41,700)	(28,425)
Accrued liabilities	(4,527)	(2,476)
Deferred rent and other	25	(56)

Net cash used in operating activities	(38,260)	(26,181)

Investing activities:
Purchases of property and equipment	(515)	(193)
Proceeds from the sale of property and equipment	5	—
Purchases of marketable securities	—	(20,094)
Proceeds from the maturity of marketable securities	—	10,000

Net cash used in investing activities	(510)	(10,287)

Financing activities:
Repurchase of common stock	(41,664)	(13,532)
Proceeds from stock option exercises	257	656
Principal payments under long-term financing obligation	(9)	—
Excess tax benefit from exercise of stock options	9	48

Net cash used in financing activities	(41,407)	(12,828)

Effect of exchange rate changes on cash and cash equivalents	110	—

Net decrease in cash and cash equivalents	(80,067)	(49,296)

Cash and cash equivalents, beginning of period	122,793	78,540

Cash and cash equivalents, end of period	$42,726	$29,244